UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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GRANITE FALLS ENERGY, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GRANITE FALLS ENERGY, LLC
15045 Highway 23 S.E.
Granite Falls, MN 56241-0216

NOTICE OF 2007 ANNUAL MEETING OF MEMBERS
To Be Held On: Thursday, March 29, 2007

To our members:

The 2007 Annual Meeting of Members (the “2007 Annual Meeting”) of Granite Falls Energy, LLC (the “Company”) will be held on Thursday, March 29, 2007, at the Prairie Casino Resort, 5616 Prairies Edge Lane, Granite Falls, Minnesota. Registration for the meeting will begin at 9:00 a.m. The 2007 Annual Meeting will commence at approximately 10:00 a.m. The purposes of the meeting are to:

•	To elect four (4) Governors;

•	Transact such other business as may properly come before the 2007 Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card, please call the Company at (320) 564-3100.

Only members listed on the Company’s records at the close of business on February 1, 2007 are entitled to notice of the 2007 Annual Meeting and to vote at the 2007 Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be received by us no later than 5:00 p.m. on Tuesday, March 27, 2007.

All members are cordially invited to attend the 2007 Annual Meeting in person. However, to assure the presence of a quorum, the board of governors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the board of governors, whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the meeting in person. You may fax the enclosed proxy card to the Company at (320) 564-3190 or mail it to us using the enclosed envelope.

By order of the board of governors,

/s/  PAUL ENSTAD
Paul Enstad
Chairman

Granite Falls, Minnesota
March 1, 2007

Proxy Statement
SECTION I — QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
FORWARD-LOOKING STATEMENTS
SECTION II — PROPOSALS TO BE VOTED UPON
SECTION III — REQUIRED INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
BOARD OF GOVERNORS’ MEETINGS AND COMMITTEES
MEMBER PROPOSALS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SUMMARY COMPENSATION TABLE
GOVERNOR COMPENSATION
ANNUAL REPORT AND FINANCIAL STATEMENTS

Granite Falls Energy, LLC
1504 Highway 23 S.E.
Granite Falls, MN 56241-0216

Proxy Statement
Annual Meeting of Members
Thursday, March 29, 2007

The enclosed proxy is solicited by the board of governors of Granite Falls Energy, LLC (the “Company”, “we”, “us”, “our”) for use at the 2007 annual meeting of members of the Company to be held on Thursday, March 29, 2007 (the “2007 Annual Meeting”), and at any adjournment thereof. The 2007 Annual Meeting will be held at the Prairie Casino Resort, 5616 Prairies Edge Lane, Granite Falls, Minnesota. Registration for the meeting will begin at 9:00 a.m. The 2007 Annual Meeting will commence at approximately 10:00 a.m.

This solicitation is being made by mail, however the Company may also use its officers, governors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about March 1, 2007.

We have organized this proxy statement into three sections in order to set forth our information in a straightforward and understandable way. You should read all three sections.

•	Questions and Answers about the Annual Meeting: this section provides answers to frequently asked questions regarding the purpose of the Annual Meeting and meeting procedures.

•	Proxy Proposals: this section provides information and detailed explanation about the proposals to be voted on at this members’ meeting.

•	Required Information: this section provides information that is required by law to be included in the Company’s Proxy Statement, which has not been included in Sections I and II.

SECTION I — QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:	The board of governors is soliciting your proxy to vote at the 2007 Annual Meeting because you were a member of the Company at the close of business on February 1, 2007, the record date, and are entitled to vote at the meeting.

Q:	What am I voting on?

A:	The election of four governors. The following persons have been nominated by the nomination committee to fill the four open seats of the board of governors: Paul Enstad, Julie Oftedahl — Volstad, Ken Berg and Rod Wilkison. Detailed information on each nominee is provided below at “SECTION II — PROPOSALS TO BE VOTED ON, ELECTION OF GOVERNORS.” The board of governors recommends a vote FOR the re-election of Paul Enstad, Julie Oftedahl — Volstad, Ken Berg and Rod Wilkison.

Q:	How many votes do I have?

A:	Members are entitled to one vote for each membership unit owned of record by such member as of the close of business on the record date on any matter which may properly come before the meeting.

Q:	What is the voting requirement to elect the governors?

A:	In the election of governors, the four persons receiving a vote of a plurality of the total number of membership units outstanding will be elected, however, the units owned by Glacial Lakes Energy (“GLE”) and Fagen, Inc. are excluded in determining the total number of membership units outstanding for purposes of election of governors. Therefore, the nominees receiving the greatest number of votes relative to all other competing nominees are elected as governors.

Q:	How many membership units are outstanding?

A:	On February 1, 2007, there are 31,156 membership units outstanding.

Q:	What is the effect of an abstention?

A:	Because governors are elected by a plurality vote of the total number of outstanding units, abstentions will not be counted as a vote for or against any nominee.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2007 Annual Meeting either in person or by proxy. You may vote using either of the following methods:

•	Proxy card. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2007 Annual Meeting. The membership units represented by each properly executed proxy card will be voted at the 2007 Annual Meeting in accordance with the member’s directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or fax it to the Company at (320)564-3190. If you sign and return the proxy card without specifying your choices, your membership units will be voted FOR the relection of Paul Enstad, Julie Oftedahl-Volstad, Ken Berg and Rod Wilkison.

•	In person at the 2007 Annual Meeting. All members may vote in person at the 2007 Annual Meeting.

Q:	What can I do if I change my mind after I vote my units?

A:	You may revoke your proxy by:

•	Voting in person at the 2007 Annual Meeting;

•	Giving personal or written notice of the revocation to Paul Enstad, chairman of the Company’s board of governors, at the Company’s offices 15045 Highway 23 S.E., Granite Falls, MN 56241-0216; or

•	Giving personal or written notice of the revocation to Julie Oftedahl-Volstad, secretary of the Company’s board of governors, at the commencement of the 2007 Annual Meeting.

Q:	What happens if I mark too few or too many boxes on the proxy card?

A:	If you do not mark any choices on the proxy card, then the proxies will vote your units FOR Paul Enstad, Julie Oftedahl-Volstad, Ken Berg and Rod Wilkison as governors. If you only mark one choice, two choices, or three choices on the proxy card, then the proxies will vote your units ONLY for items or person(s) you chose. In this situation, however, your units will be included in the determination of whether a quorum is present.

If any other matters are properly presented to the 2007 Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Q:	Who can attend the 2007 Annual Meeting?

A:	All members as of the close of business on the record date may attend the 2007 Annual Meeting.

Q:	What is the record date for the 2007 Annual Meeting?

A:	February 1, 2007.

Q:	Who will count the vote?

A:	The Company’s Chief Financial Officer Stacie Schuler and Assistant Controller Angela Hagen.

Q:	When are member proposals and governor nominations due for the 2008 annual meeting?

A:	In order to be considered for inclusion in next year’s proxy statement, member proposals, including governor nominations, must be submitted in writing to the Company by November 1, 2007. The proposal must be in accordance with the provision of Rule 14a-8 promulgated by the SEC under the Exchange Act. The Company suggests that proposals for the 2008 Annual Meeting of members be submitted by certified mail-return receipt requested. Members who intend to present a proposal at the 2008 Annual Meeting of members without including such proposal in the Company’s Proxy Statement must provide the Company notice of such proposal no later than December 15, 2007. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2008 Annual Meeting by December 15, 2007, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does receive notice of a member proposal intended to be submitted to the 2008 Annual Meeting by December 15, 2007, then the persons named on the proxy card may vote on any such proposal in their discretion only if the company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:	Who is paying for this proxy solicitation?

A:	The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described elsewhere in this proxy statement and our other Securities and Exchange Commission filings.

•	Changes in the availability and price of corn and natural gas;

•	Changes in the environmental regulations that apply to our plant operations;

•	Increased competition in the ethanol and oil industries or overcapacity within the ethanol production industry;

•	Changes in interest rates or the availability of credit;

•	Changes in our business strategy, capital improvements or development plans;

•	Changes in plant production capacity or technical difficulties in operating the plant;

•	Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or automobile industries;

•	Changes in the price of ethanol and the market for distillers grains;

•	Changes in federal and/or state laws (including the elimination of any federal and/or state ethanol tax incentives);

•	Changes and advances in ethanol production technology; and

•	Competition from alternative fuel additives.

Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this proxy statement. We are not under any duty to update the forward-looking statements contained in this proxy statement. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this proxy statement. You should read this proxy statement and the documents that we reference in this proxy statement, completely and with the understanding that our actual future results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.

SECTION II — PROPOSALS TO BE VOTED UPON

ELECTION OF GOVERNORS

Six (6) elected and three (3) appointed governors comprise our board of governors. The six elected governor positions are currently divided into three classes. Class I governors elected at our 2005 annual meeting serve a three (3) year term. Class II governors elected at our 2006 annual meeting serve a three (3) year term. Class III governors up for election at our 2007 annual meeting will be elected to a three (3) year term. The Company’s board of governors recently established two additional elected board seats and appointed two governors to fill those seats until those seats could be filled by election at the 2007 Annual Meeting. The two new seats were designated Group I and Group II seats. The person elected to fill the new Group I seat will serve until 2008 and the person elected to fill the new Group II seat will serve until 2009, which is similar to the terms of the previously existing Group I and Group II seats. The Company’s current elected governors and their respective terms are as follows:

Term Expires 2007	Paul Enstad	Class III Governor
	Julie Oftedahl-Volstad	Class III Governor
	Ken Berg	Class I Governor
	Rod Wilkison	Class II Governor
Term Expires 2008	Shannon Johnson	Class I Governor
Term Expires 2009	Scott Dubbelde	Class II Governor

At the 2006 annual meeting, Scott Dubbelde was re-elected to serve a three-year term until the 2009 annual meeting. Pursuant to our operating agreement, on or about December 29, 2006, our board established two additional board positions and appointed Ken Berg and Rod Wilkison to serve in those positions until our 2007 annual meeting, at which time they will be up for re-election. Ken Berg’s seat has been designated as a Group I seat and anyone elected to that seat will serve a one year term set to expire in 2008. Rod Wilkison’s seat has been designated as a Group II seat and anyone elected to that seat will serve a two year term set to expire in 2009.

The board of governors has recommended as nominees for election Mr. Paul Enstad, Ms. Julie Oftedahl-Volstad, Mr. Berg and Mr. Wilkison. Mr. Enstad and Ms. Oftedahl-Volstad have served on the board of governors since the Company’s inception. Mr. Berg and Mr. Wilkison have served on the board of governors since December 2006.

The following table contains certain information with respect to the nominees for election to the board of governors at the 2007 Annual Meeting:

		Year First
		Became a
		Governor	Term Expires
Name and Principal Occupation	Age	(if applicable)	(if applicable)

Paul Enstad, Grain Producer	47	2002	2007
Julie Oftedahl-Volstad, Grain Producer	52	2002	2007
Ken Berg, Pork Producer	46	December 2006	2007
Rod Wilkison, Financial Consultant	52	December 2006	2007

Biographical Information for Nominees

Paul Enstad — Age 47.  Mr. Enstad has been farming near Granite Falls, Minnesota since 1978. He and his two brothers currently farm together as a partnership and raise corn and soybeans. He serves on the board of directors of the Farmers Cooperative Elevator Company, a member of the Company. In such capacity, he attends board meetings of the Farmers Cooperative Elevator Company and otherwise provides periodic, informal business advice. The Farmers Cooperative Elevator Company purchases agricultural products from its members and stores them for resale to food processors and sells agricultural goods and services to its members utilizing group buying leverage to obtain discounts not otherwise generally available to individual cooperative members.

Julie Oftedahl-Volstad — Age 52.  Ms. Oftedahl-Volstad has been farming along the Yellow Medicine River near Hanley Falls, Minnesota since 1980 on a farm homesteaded in 1873 by her great-great grandfather. She farms in partnership with her three brothers and parents, principally growing corn and soybeans. She has a degree in Sociology from Southwest State University. She is an active member of Yellow Medicine Lutheran Church and has served on the church council in the past. She is also on the board of Neighbors United Resource Center, a support organization. Ms. Oftedahl-Volstad has served as one of our governors and since our inception in 2000.

Ken Berg — Age 46.  Mr. Berg is the president and a partner of Exetare Partners, LLP, a 15,000 farrow to finish swine operation located in Clarkfield, Minnesota, since 1995. Mr. Berg is also involved in a farming operation south of Clarkfield, Minnesota where he raises corn and soybeans. Prior to Mr. Berg’s appointment to an at-large board seat in December 2006, he had been Fagen, Inc.’s appointee to the board of governors since October 2006. Mr. Berg is President of the Zion Lutheran Church and has served on the church council for 20 years.

Rod Wilkison — Age 52.  Mr. Wilkison has been the owner and chief executive officer of Wilkison Consulting Service since 1985. Wilkison Consulting Service provides financial consulting, tax preparation, and monthly accounting services for farmers and small businesses. Prior to starting his consulting business, Mr. Wilkison worked for two different banks for over eleven years and continues to work closely with several area banks on joint clients. Mr. Wilkison graduated from Pipestone Area Vocational Technical Institute with a degree in Agricultural Banking. Mr. Wilkison is certified by the Minnesota Department of Agriculture as a Farm Business Management Instructor.

Required Vote and Board Recommendation

The affirmative vote of a plurality of the membership voting interests is required to elect a nominee to the position of governor. As indicated on the proxy card, if you fail to mark a vote, the proxies solicited by the board of governors will be voted in favor of the board of governors’ nominees. If you do not submit a proxy card or attend the meeting, or if you abstain from voting, your vote will not be counted for or against any nominee.

YOUR BOARD HAS RECOMMENDED THE CURRENT GOVERNORS AND NOMINEES, PAUL ENSTAD, JULIE OFTEDAHL-VOLSTAD, KEN BERG AND ROD WILKISON BE ELECTED TO THE GOVERNOR SEATS OPEN FOR ELECTION AT THE 2007 ANNUAL MEETING.

SECTION III — REQUIRED INFORMATION

GOVERNORS AND OFFICERS

Biographical Information for Non-nominee Governors

Scott Dubbelde — Age 45.  Scott Dubbelde has served on the board of governors of the Company since its inception. For the past 15 years, Mr. Dubbelde has been the general manager of the Farmers Cooperative Elevator Company, a member of us. He has over 23 years of experience in the grain elevator business. In his capacity as general manager of the Farmers Cooperative Elevator, he is responsible for all day-to-day business operations and has both financial and operational responsibility for the Farmers Cooperative Elevator. The Farmers Cooperative Elevator is the exclusive grain supplier for our ethanol plant, see “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

Terry Little — Age 47.  Mr. Little is a GLE appointee to the board of governors. Mr. Little has been farming in Watertown, South Dakota since 1985. He and his brother currently farm together as a partnership and raise livestock and grain. He serves on the Board of Managers of GLE, our member. After growing up on a farm near Watertown, Mr. Little attended South Dakota State University and Iowa State University and received a degree in Veterinary Medicine. After a brief career in veterinary medicine, Mr. Little returned to the family farm and his current farming operation.

Terry Mudgett — Age 53.  Mr. Mudgett is a GLE appointee to the board of governors. He also serves on the Board of Managers of GLE. He has been a farmer for the past 26 years in Clark County, South Dakota and currently has a grain operation and cattle feed and cow/calf operation. He has also been involved as a seed salesman for the past several years.

Shannon Johnson — Age 45.  Mr. Johnson has been farming in eastern Yellow Medicine County since 1979. He produces corn, soybeans and sugar beets on 1,000 acres. He is co-owner and secretary of a farrow to finish swine operation and currently serves as the Hazel Run Township clerk. He formerly served on the Hazel Run Lutheran Church council. He is a Yellow Medicine County Corn Board member and a Soybean Growers member.

Myron D. Peterson — Age 62.  Mr. Peterson was designated in 2000 by our At-Large Governors as our At-Large Alternate generally to act in the absence of an At-Large Governor. He farms with his four brothers and their families in a family farm partnership called Peterson Partners established in 1962, growing about 3,300 acres of corn and soybeans in western Renville County. Mr. Peterson served seven years as a director of the Minnesota Corn Growers Association Board. In 2003, he became a director of the Minnesota Corn Research and Production Council. He has been a supervisor for Hawk Creek Township for the past 27 years and County Township Secretary-Treasurer for Renville County for 24 years.

Jon T. Anderson — Age 45.  Mr. Anderson was designated, in 2006, by GLE as its alternate governor to act in the absence of a GLE appointee governor. Mr. Anderson has been farming near Bryant, South Dakota since 1982. He raises corn, soybeans, wheat and has a cow/calf operation.

Biographical Information on Officers and Significant Employees

Tracey Olson — Age 40.  Mr. Olson joined the Company in 2006 as an advisor to the board of governors. In December 2006, Mr. Olson was hired as the Company’s Chief Executive Officer. Prior to that Mr. Olson worked for Fagen Engineering, LLC of Granite falls, Minnesota at various positions from 1996 to 2006. Mr. Olson’s most recent position at Fagen Engineering, LLC was the Vice President of Electrical Engineering, which he had held for approximately one year. Prior to serving as the Vice President of Electrical Engineering, Mr. Olson had been an electrical engineering department head.

Stacie Schuler — Age 34.  Ms. Schuler joined the Company in summer 2005 as Controller, and commenced her duties as Chief Financial Officer for Granite Falls Energy in February 2006. Ms. Schuler worked for Cargill, Incorporated from August 1997 to July 2005. Ms. Schuler received her accounting degree thru Southwestern Technical College in Granite Falls, Minnesota and Southwest State University in Marshall, Minnesota.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of February 1, 2007, the following beneficial owners owned or held 5% or more of our outstanding membership units:

	Name and	Amount and
	Address of	Nature of	Percent of
Title of Class	Beneficial Owner	Beneficial Ownership	Class

Membership Units	Glacial Lakes Energy, LLC 301 20th Avenue SE Watertown, SD 57201	6,500 Membership Units	20.90%
Membership Units	Fagen, Inc. 501 W. Highway 212 P.O. Box 159 Granite Falls, MN 56241	1,925 Membership Units	6.20%

SECURITY OWNERSHIP OF MANAGEMENT

As of our fiscal year ended October 31, 2006, we had no equity compensation plan in place and accordingly none of our governors or our executive officers have received our membership units or options to purchase such units as compensation. As of February 1, 2007, members of our board of governors and executive officers own membership units as follows:

		Amount and
	Name of	Nature of	Percent of
Title of Class	Beneficial Owner(1)	Beneficial Ownership	Class

Membership Units	Paul Enstad(2)(3)	775 Units	2.50%
Membership Units	Tracey Olson	20 Units	0.06%
Membership Units	Stacie Schuler	5 Units	0.02%
Membership Units	Scott Dubbelde(3)	660 Units	2.10%
Membership Units	Julie Oftedahl-Volstad	50 Units	0.16%
Membership Units	Shannon Johnson	100 Units	0.32%
Membership Units	Myron Peterson(4)	60 Units	0.19%
Membership Units	Ken Berg(5)	80 Units	0.26%
Membership Units	Terry Mudgett(6)	6,560 Units	21.06%
Membership Units	Jon T. Anderson(6)	6,560 Units	21.06%
Membership Units	Terry Little(6)	6,600 Units	21.18%
Membership Units	All governors	7,610 Units	24.62%

(1)	The address of each individual is in care of us at 15045 Highway 23 S.E., Granite Falls, Minnesota 56241-0216.

(2)	Includes 20 units owned by the Enstad Brothers Partnership and 5 units owned by the Enstad Family Partnership. Mr. Enstad is a partner of both entities.

(3)	Includes 650 units owned by the Farmers Cooperative Elevator Company, of which Mr. Dubbelde is general manager and Mr. Enstad is a governor.

(4)	Includes 50 units owned by Peterson Partners, of which Mr. Peterson is a partner.

(5)	Units are owned by the SSBD Partnership, of which Mr. Berg is a partner.

(6)	Includes 6,500 units owned by Glacial Lakes Energy. Mr. Anderson, Mr. Little and Mr. Mudgett all sit on the Glacial Lakes Energy Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and governors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, governors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16 (a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our officers and governors, all Section 16(a) filing requirements were complied with during the fiscal year ended October 31, 2006.

BOARD OF GOVERNORS’ MEETINGS AND COMMITTEES

The board of governors generally meets once per month.

The board of governors held 12 regularly scheduled meetings and 3 special meetings during the fiscal year ended October 31, 2006. Each governor attended at least 75% of the meetings of the board of governors during the fiscal year ended October 31, 2006. The board of governors does not have a formalized process for holders of membership units to send communications to the board. The board of governors feels this is reasonable given the accessibility of our governors. Members desiring to communicate with the board are free to do so by contacting a governor. The names of our governors are listed on the Company’s website at www.granitefallsenergy.com.

The board of governors does not have a policy with regard to governors’ attendance at annual meetings. Last year all of the governors attended the Company’s annual meeting. Due to this high attendance record, it is the view of the board of governors that such a policy is unnecessary.

Audit Committee

The audit committee of the board of governors operates under a charter adopted by the board of governors in Fall 2005. Under the charter, the audit committee must have at least three members. Our audit committee members are Paul Enstad, Julie Oftedahl-Volstad and Rod Wilkison. The chairperson of the audit committee is Paul Enstad. The audit committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, a majority of our audit committee is independent within the definition of independence provided by NASDAQ rules 4200 and 4350. Rod Wilkison serves as our audit committee financial expert. The audit committee held 4 meetings during the fiscal year ended October 31, 2006.

Audit Committee Report

The audit committee delivered the following report to the board of governors of the Company on February 15, 2007. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The audit committee reviews the Company’s financial reporting process on behalf of the board of governors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended October 31, 2006. The committee has discussed with Boulay, Heutmaker, Zibell & Co. P.L.L.P., its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The committee has received and reviewed the written disclosures and the letter to management from Boulay, Heutmaker, Zibell & Co. P.L.L.P., as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountants’ independence. The committee has considered whether the provision of services by Boulay, Heutmaker, Zibell & Co. P.L.L.P., not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-QSB, are compatible with maintaining Boulay, Heutmaker, Zibell & Co. P.L.L.P’s independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of governors that the audited financial statements referred to above be included in the Company’s annual report on Form 10-KSB for the fiscal year ended October 31, 2006.

Audit Committee
Paul Enstad, Chair
Julie Oftedahl-Volstad
Rod Wilkison

Independent Registered Public Accounting Firm

The audit committee selected Boulay, Heutmaker, Zibell & Co. P.L.L.P., as independent registered public accountants for the fiscal year November 1, 2006 to October 31, 2007. A representative of Boulay, Heutmaker, Zibell & Co. P.L.L.P., is expected to be present at the annual meeting of members and will have an opportunity to make a statement if so desired. The representative is also expected to be available for questions from the members.

Audit Fees

The aggregate fees billed by the principal independent registered public accountants (Boulay, Heutmaker, Zibell & Co. P.L.L.P.) to the Company for the fiscal year ended October 31, 2006, and fiscal year ended October 31, 2005 are as follows:

Category	Fiscal Year	Fees

Audit Fees(1)	2006		$89,500
	2005		$68,500
Audit-Related Fees	2006	$
	2005	$
Tax Fees	2006	$
	2005	$
All Other Fees(2)	2006	$
	2005	$

(1)	Audit fees include audit of the Company’s financial statements, reviews of the Company’s quarterly financial statements, other services related to SEC matters, and discussions with management and the Audit Committee.

(2)	Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by our audit committee pursuant to Company policy requiring such approval.

One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our audit committee.

Nominating Committee

The entire board of governors currently serves as the Company’s nominating committee. The nominating committee held 1 meeting during the fiscal year ended October 31, 2006. All of our nominating committee members attended the nominating committee meeting.

The nominating committee oversees the identification and evaluation of individuals qualified to become governors and recommends to the board of governors the governor nominees for each annual meeting of the members. The major responsibilities of the nominating committee are to:

•	Develop a nomination process for candidates to the board of governors;

•	Establish criteria and qualifications for membership to the board of governors;

•	Identify and evaluate potential governor nominees.

•	Fill vacancies on the board of governors;

•	Recommend nominees to the board of governors for election or reelection.

The following list represents the types of criteria the nominating committee takes into account when identifying and evaluating potential nominees:

•	Agricultural, business and financial background

•	Accounting experience

•	Community or civic involvement

•	Independence from the Company (i.e. free from any family, material business or professional relationship with the Company)

•	Lack of potential conflicts with the Company

•	Examples or references that demonstrate a candidates integrity, good judgment, commitment and willingness to consider matters with objectivity and impartiality

•	Specific needs of the existing board relative to any particular candidate so that the overall board compensation reflects a mix of talents, experience, expertise and perspectives appropriate to the Company’s circumstances.

The nominating committee does not operate under a charter. The nominating committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Each member of the nominating committee is an independent governor of the nominating committee under the NASDAQ definition of independence.

Compensation Committee

The entire board of governors serves as the Company’s compensation committee. The compensation committee has the overall responsibility for approving and evaluating the Company’s governor and executive compensation plans, policies and programs. The compensation committee did not hold any meetings during the fiscal year ended October 31, 2006.

MEMBER PROPOSALS

Any member proposal intended to be considered for inclusion in the Proxy Statement for presentation at the 2008 Annual Meeting of Members must be received by the Company no later than November 1, 2007 (120 days prior to the one year anniversary of the date of mailing of this proxy statement). The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act. It is suggested that the proposal be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2008 Annual Meeting of members without including such proposal in the Company’s Proxy Statement must provide the Company notice of such proposal no later than December 15, 2007. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements. If the Company does not receive notice of a member proposal intended to be submitted to the 2008 Annual Meeting by December 15, 2007, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does receive notice of a member proposal intended to be submitted to the 2008 Annual Meeting by December 15, 2007, then the person named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No family relationships exist between any of the governors of the board, officers, or key employees of the Company. We consider all of our governors other than Messrs. Berg and Wilkison, our Fagen appointee and our

GLE appointees, to be our founders and promoters. One of our former governors, Steve Lindholm, is also one of our founders and may be considered a promoter. Over the past five years we have engaged in a number of transactions with our promoters, governors, officers or 5% unit holders and their affiliates:

Unit Purchase Transactions.  We have issued units to our governors, founders and officers in transactions approved by our governors. In January 2002, Messrs. Enstad and Johnson and Ms. Oftedahl-Volstad, along with the Farmers Cooperative Elevator Company, Peterson Partners and Granite Falls Bank (whose President and majority owner is Mr. Lindholm), each purchased 25 units for $5,000, or $200 per unit. Mr. Dubbelde is the general manager, and Mr. Enstad is a director, of the Farmers Cooperative Elevator Company. Mr. Peterson is a partner of Peterson Partners. Messrs. Enstad, Johnson, Dubbelde and Ms. Oftedahl-Volstad are governors of us and Mr. Peterson is an At-Large Governor of us. At the same time, we sold Fagen 50 units for $25,000, or $500 per unit.

Between October and December 2001, the City of Granite Falls loaned us $72,800 to assist us with the organization of our business and our initial feasibility review of our proposed ethanol plant. The loans accrued interest at 7% per annum. Originally, the loans were due in January 2003. In July 2002, the City of Granite Falls extended the due date on the loans to January 2004. In August 2002, the City of Granite Falls converted $25,000 of its loans and the accrued interest into 50 units. However, on February 24, 2006, the loans were forgiven based on particular job creation goals when the ethanol plant was completed.

Between March and July 2002, we conducted a private placement of units at $500 per unit. Messrs. Dubbelde and Johnson each purchased 10 units, the Farmers Cooperative Elevator Company, Mr. Core and the Enstad Brothers Partnership (of which Mr. Enstad is a partner) each purchased 20 units and Fagen purchased 120 units, in the private placement on the same terms as other purchasers.

On August 31, 2004, Glacial Lakes Energy, LLC and Fagen, Inc. converted bridge loans in the amount of $6,500,000 and $2,500,000, respectively, into 6,500 and 2,500 units in the registered offering at $1,000 per unit, respectively. Fagen has subsequently transferred some of those units and as of February 1, 2007, Fagen owed 1,925 units.

Banking and Loan Transactions.  In September 2003, Fagen and the Farmers Cooperative Elevator Company guaranteed and collateralized a $200,000 line of credit at Granite Falls Bank to provide us with working capital after we depleted the funds raised in our 2002 private placement. The line of credit bore interest at 5.75% per annum on the outstanding balance, which was $149,000 on December 31, 2003. The outstanding balance was due on January 15, 2004 and was extended until June 1, 2004. On February 19, 2004, we borrowed an additional $100,000 with interest at 5.75% from Granite Falls Bank pursuant to a promissory note due on October 31, 2004. We repaid the line of credit, and thereby retired the guarantors’ obligations, out of the net proceeds of the Offering.

Consulting Transactions.  In February 2003, we engaged Value Add Ventures, LLC, or (“VAV”), for services to assist us as a project consultant in our negotiation of contracts, planning of our equity marketing efforts, securing debt financing and other responsibilities related to the development of our proposed plant. We paid VAV $1,250 per week for its services and a bonus of $40,000 upon receipt of our binding commitment for debt financing, all of which was paid through the issuance of 79 of our units in October 2004. VAV’s principals, Messrs. William Riechers and Paul Casper, are associated with Fagen and other ethanol plants.

Construction Management and Operations Management Agreement.  In August 2004, we entered into a Consulting Agreement and an Operating and Management Agreement with GLE, who is also a member. Under the Consulting Agreement, GLE provided assistance in planning and directed and monitored the construction of our fuel ethanol plant. We paid GLE $10,000 plus pre-approved expenses per month for these services. The Consulting Agreement terminated upon the effective date of the Operating and Management Agreement under which GLE operated and managed our ethanol plant, which was mutually determined to be August 8, 2005. We paid GLE $35,000 per month plus 3% of the plant’s annual net income (payable annually) under the Operating and Management Agreement. For the year ended December 31, 2004, we incurred $50,000 of costs under the Consulting Agreement. For the ten month fiscal year ended October 31, 2005, we incurred $70,000 of costs under the Consulting Agreement and $97,097 under the Operating and Management Agreement (of which $70,000 is in accounts payable).

On December 22, 2006, Mr. Branhan and Mr. Nealon resigned from their positions as executive officers of Granite Falls pursuant to the Operating and Management Agreement between GLE and Granite Falls. On January 23, 2007, the Granite Falls board of governors, determined by resolution of the board that, pursuant to the terms of the Operating and Management Agreement GLE breached the terms of the Operating and Management Agreement thereby terminating the Operating and Management Agreement. Granite Falls and GLE are currently negotiating an agreement regarding termination of the Operating and Management Agreement and the management fees due to Glacial Lakes for management services rendered. We have not replaced the Glacial Lakes operating and management agreement with another management agreement. Rather, Tracey Olson, who had been serving as an advisor to the Granite Falls board, assumed the position of Chief Executive Officer and is utilizing Granite Falls’ existing employees to manage plant operations.

Corn Storage and Grain Handling Agreement.  In October 2003, subsequently renegotiated in May 2004, we entered into a corn storage and grain handling agreement with Farmers Cooperative Elevator Company which is a member. We purchase our entire requirements for corn from the Farmers Cooperative Elevator Company. The Farmers Cooperative Elevator Company purchased 605 units in our offering and owns a total of 650 units. The price of the corn purchased will be the bid price the member establishes for the plant plus a fee of $0.05 per bushel. For the fiscal year ended October 31, 2006, we had purchased approximately $30,340,000 of corn from the Farmers Cooperative Elevator Company for use in our operations.

Two of our governors, Mr. Dubbelde and Mr. Enstad are involved with Farmers Cooperative Elevator Company. Mr. Dubbelde is the general manager, and Mr. Enstad is a director, of the Farmers Cooperative Elevator Company. Although Messrs. Enstad and Dubbelde will not participate as governors in our decisions regarding the Farmers Cooperative Elevator Company, Mr. Dubbelde will negotiate with us on behalf of the Farmers Cooperative Elevator Company. All of this presents a potential conflict of interest for Messrs. Enstad and Dubbelde when advising us regarding contracts and agreements that we plan to enter into with the Elevator.

Construction Transactions.  In August 2004, we signed our design-build agreement with Fagen, Inc. to build our ethanol plant. Fagen, Inc. is a member of us and has the right to appoint a person to our board of governors.

Although any Fagen appointee will not participate as a governor in our decisions regarding Fagen, Inc., his or her position as a Fagen appointee presents a potential conflict of interest when advising us regarding contracts and agreements that we have entered into or may enter into with Fagen. Construction of our plant was completed in early November 2005 and operations began on November 13, 2005. Our final contract price with applicable change orders with Fagen, Inc. totaled $49,170,575 to build our plant. As of October 31, 2006, we have incurred all of the construction costs related to this contract of which $87,485 is included in payables to construction contractors. This amount will be paid to Fagen, Inc. upon determination of final costs incurred by the Company related to a warranty issue.

SUMMARY COMPENSATION TABLE

The following table set forth all compensation paid or payable by the Company during the last three fiscal years to our board of governors.

				Long Term
	Fiscal	Annual Compensation		Compensation
Name and Position	Year	Salary ($)	Bonus ($)	Awards
Paul Enstad, Chairman	2006	7,306.00	0	n/a
	2005	7,954.00	0	n/a
	2004	0	0	n/a
Julie Oftedahl-Volstad	2006	7,637.00	0	n/a
	2005	8,126.00	0	n/a
	2004	0	0	n/a
Scott Dubbelde	2006	6,119.00	0	n/a
	2005	6,583.00	0	n/a
	2004	0	0	n/a
Shannon Johnson	2006	6,113.00	0	n/a
	2005	6,583.00	0	n/a
	2004	0	0	n/a
Myron Peterson	2006	6,081.00	0	n/a
	2005	6,111.00	0	n/a
	2004	0	0	n/a

				Long Term
	Fiscal	Annual Compensation		Compensation
Name and Position	Year	Salary ($)	Bonus ($)	Awards
Fagen, Inc.	2006	4,017.00	0	n/a
	2005	3,525.00	0	n/a
	2004	0	0	n/a
Terry Little	2006	6,013.00	0	n/a
	2005	6,544.00	0	n/a
	2004	0	0	n/a
Terry Mudgett	2006	6,251.00	0	n/a
	2005	6,353.00	0	n/a
	2004	0	0	n/a
Doyle Thompson	2006	6,098.00	0	n/a
	2005	6,189.00	0	n/a
	2004	0	0	n/a
Ken Berg	2006	0	0	n/a
	2005	0	0	n/a
	2004	0	0	n/a
Rod Wilkison	2006	0	0	n/a
	2005	0	0	n/a
	2004	0	0	n/a
Jon Anderson	2006	0	0	n/a
	2005	0	0	n/a
	2004	0	0	n/a

GOVERNOR COMPENSATION

In October 2004, our board of governors approved a governor compensation policy. The policy provides for payment to governors of a monthly fee based on attendance at the regular monthly board meeting. The fees we pay to our governors are as follows: $600.00 per month to the Chairman, $600.00 per month to our governor who is also our corporate secretary and $500.00 per month to the other governors and alternates. We also pay for mileage to and from the meeting at the standard mileage rate established from time to time by the IRS. We do not pay the fee if the governor does not attend the monthly meeting. We do not pay governors for attendance at committee meetings.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company’s annual report to the Securities and Exchange Commission on Form 10-KSB, including the financial statements and the notes thereto, for the fiscal year ended October 31, 2006, accompanies the mailing of this proxy statement.

The Company will provide each member solicited a copy of Exhibits to the 10-KSB upon written request and payment of specified fees. The written request for such Exhibits should be directed to Stacie Schuler, Chief Financial Officer of Granite Falls Energy, LLC at 15045 Highway 23 S.E., Granite Falls, MN 56241-0216. Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of membership units in the Company on February 1, 2007. The 2006 annual report on Form 10-KSB complete with exhibits is also available at no cost through the EDGAR database available from the SEC’s internet site (www.sec.gov).

GRANITE FALLS ENERGY, LLC 2007 Annual Meeting — Thursday, March 29, 2007 For Unit Holders as of February 1, 2007 Proxy Solicited on Behalf of the Board of Governors	Vote by Mail or Facsimile:
1) Read the Proxy Statement
2) Check the appropriate boxes on the proxy card below
3) Sign and date the proxy card
4) Return the proxy card in the envelope provided or via fax to (320) 564-3190 no later than 5:00 p.m. on Tuesday, March 27, 2007

ELECTION OF FOUR GOVERNORS

You may vote for four (4) nominees.

	For	Against	Abstain

Paul Enstad, Incumbent	☐	☐	☐	PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK
Julie Oftedahl-Volstad, Incumbent	☐	☐	☐
Ken Berg, Incumbent	☐	☐	☐
Rod Wilkison, Incumbent	☐	☐	☐
Signature: _ _
Date: _ _
Signature: _ _
Date: _ _
Joint owners must both sign. When signing as attorney executor, administrator, trustee or guardian, please note that fact.

By signing this proxy card, you appoint Myron Peterson and Shannon Johnson, jointly and severally, each with full power of substitution, as proxies to represent you at the 2007 Annual Meeting of the Members to be held on Thursday, March 29, 2007, at the Prairie Casino Resort, 5616 Prairies Edge Lane, Granite Falls, Minnesota, and at adjournment thereof, on any matters coming before the meeting. Registration for the meeting will begin at 9:00 a.m. The 2007 Annual Meeting will commence at approximately 10:00 a.m.

Please specify your choice by marking the appropriate box for each matter above. The Proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by the Company by 5:00 p.m. on Tuesday, March 27, 2007.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting. If you do not mark any boxes, your units will be voted for Paul Enstad, Julie Oftedahl-Volstad, Ken Berg, and Rod Wilkison. If you only mark one (1) choice, two (2) choices or three (3) choices, then the Proxies will vote your units ONLY for items or person(s) you chose. In this situation, however, your units will be included in the determination of whether a quorum is present. If any other matters are properly presented to the 2007 Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

GRANITE FALLS ENERGY, LLC
15045 Highway 23 S.E.
Granite Falls, MN 56241-0216